NETSCOUT Reports First Quarter Fiscal Year 2025 Financial Results

WESTFORD, Mass., July 25, 2024 – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of enterprise performance management, carrier service assurance, cybersecurity, and DDoS protection, today announced financial results for its first quarter ended June 30, 2024.

Remarks by Anil Singhal, NETSCOUT’s President & Chief Executive Officer:

“We delivered Q1 fiscal year 2025 revenue at the high end of our outlook as we continue to position NETSCOUT to win in the market. We were also pleased to extend a multi-year enterprise license agreement with a leading North American Tier-1 service provider during the first quarter.

“Looking ahead, our priorities remain to enhance our cybersecurity offerings to meet customer needs given the expanding cyber threat landscape and continuing to focus on prudently managing costs. Longer term, we are committed to leveraging our ‘Visibility Without Borders’ platform to help customers address the performance, availability, and security challenges of the complex digital world.”

Q1 FY25 Financial Results

Total revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2025 was $174.6 million, compared with $211.1 million (GAAP and non-GAAP) in the first quarter of fiscal year 2024. A reconciliation of all GAAP and non-GAAP results are included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2025 was $61.2 million, or approximately 35% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $94.7 million in the first quarter of fiscal year 2024, which was approximately 45% of total revenue in the period.

Service revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2025 was $113.4 million, or approximately 65% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $116.5 million in the first quarter of fiscal year 2024, which was approximately 55% of total revenue for the period.

NETSCOUT’s loss from operations (GAAP) was $463.3 million in the first quarter of fiscal year 2025, which includes a non-cash goodwill impairment charge of $427.0 million and a restructuring charge of $16.6 million. This compares with a loss from operations (GAAP) of $4.7 million in the first quarter of fiscal year 2024. The Company’s operating margin (GAAP) was negative 265.4% in the first quarter of the fiscal year, versus negative 2.2% in the same period of fiscal year 2024. Non-GAAP income from operations was $14.0 million with a non-GAAP operating margin of 8.0% in the first quarter of fiscal year 2025. This compares to non-GAAP income from operations of $29.6 million and a non-GAAP operating margin of 14.0% in the first quarter of fiscal year 2024. Non-GAAP EBITDA from operations in the first quarter of fiscal year 2025 was $17.8 million, or 10.2% of non-GAAP quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $34.6 million in the first quarter of fiscal year 2024, or 16.4% of non-GAAP quarterly revenue for the period.

Net loss (GAAP) for the first quarter of fiscal year 2025 was $443.4 million, or $6.20 per share (diluted), which includes the non-cash goodwill impairment and restructuring charges mentioned above, versus a net loss (GAAP) of $4.2 million, or $(0.06) per share (diluted), for the first quarter of fiscal year 2024. On a non-GAAP basis, net income for the first quarter of fiscal year 2025 was $20.6 million, or $0.28 per share (diluted), which includes an unrealized gain on a foreign investment. This compares with $22.7 million, or $0.31 per share (diluted), for the first quarter of fiscal year 2024.

As of June 30, 2024, cash, cash equivalents, short and long-term marketable securities and investments were $407.2 million, compared with $424.1 million as of March 31, 2024. During the first quarter of fiscal year 2025, NETSCOUT repurchased a total of 1,347,900 shares of its common stock at an average price of $18.55 per share for an aggregate purchase price of approximately $25.0 million. The Company repaid $25 million of its revolving debt balance in the first quarter and the outstanding debt balance under its revolving credit facility was $75.0 million as of June 30, 2024. The Company’s $800 million revolving credit facility will expire in July 2026.

Financial Outlook

The Company’s GAAP net loss per share for fiscal year 2025 has been updated to reflect a non-cash goodwill impairment and a restructuring charge related to the Company’s Voluntary Separation Program (VSP). The fiscal year 2025 outlook for revenue and non-GAAP net income per share remains unchanged from previous guidance. The Company’s outlook for fiscal year 2025 is as follows:
▪Revenue (GAAP and non-GAAP) expectations remain in the range of $800 million to $830 million.
▪GAAP net loss per share (diluted) is now expected to be in the range of ($5.28) to ($5.03), primarily attributable to goodwill impairment and restructuring charges taken in the first quarter of fiscal year 2025, as well as restructuring charges anticipated for the second quarter of fiscal year 2025. This compares to the previous GAAP net income per share range of $0.58 to $0.82. Non-GAAP net income per share (diluted) expectations remain in the range of $2.10 to $2.30.
▪A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2025 outlook is included in the financial tables below.

NETSCOUT recently initiated a Voluntary Separation Program (VSP) as part of its restructuring efforts for fiscal year 2025. The VSP is expected to result in a net reduction of approximately 150 employees, which represents approximately 6.5% of its workforce as of March 31, 2024. In conjunction with the VSP, the Company recorded a restructuring charge of $16.6 million in the first quarter and expects to record an additional restructuring charge in the range of $3 million to $5 million in the second quarter of fiscal year 2025 primarily for severance costs associated with the implementation of the VSP. The Company expects that these actions will generate net annual run-rate savings of approximately $25 million to $27 million, of which $18 million to $19 million will be realized in the remainder of fiscal year 2025. The charges are factored into NETSCOUT's GAAP guidance provided above, and anticipated partial-year net benefits for fiscal year 2025 are included in both GAAP and non-GAAP expectations.

Recent Developments and Highlights

▪In mid-July 2024, NETSCOUT introduced its new suite of Business Edge Observability products, including the nGenius Edge Sensor and Remote InfiniStreamNG solutions to deliver IT observability for remote locations at the digital edge. As the prevalence and importance of mission-critical applications and services expand at remote sites, such as retail stores, manufacturing facilities, banks, utility companies, hospitals, and government offices, proactive, deep-dive observability is more critical in reducing business risk.
▪In late-June 2024, NETSCOUT announced it expanded its Arbor Cloud DDoS attack mitigation network to 16 scrubbing centers worldwide with the recent addition of a new Toronto facility. This network offers ISPs and enterprise customers more than 15 terabits per second (Tbps) of dedicated attack capacity. This lower latency scrubbing center allows for faster diversion of attack traffic for mitigation and redirection to Canadian destinations benefiting Canadian businesses and organizations. In addition, Canadian-originated and destined traffic and data remain within Canadian borders to help organizations comply with privacy and data sovereignty regulations at provincial and national levels.
▪In mid-June 2024, NETSCOUT announced the extension of its long-term partnership with Vodafone to enhance the performance of Vodafone’s networks for customers. The multi-year agreement leverages NETSCOUT InfinistreamNG to provide real-time, end-to-end visibility monitoring solutions across Vodafone’s physical and virtual network environment, including 5G Standalone. It gives Vodafone pinpoint visibility of all the component parts of its networks, enabling it to analyze the flow and performance of anonymized and aggregated packet data to enhance the customer experience.
▪During the first quarter of fiscal year 2025, NETSCOUT extended a multi-year enterprise license agreement which includes 5G related solutions with a leading Tier-1 North American service provider.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its first-quarter fiscal year 2025 financial results and financial outlook today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (203) 518-9708. The conference call ID is NTCTQ125. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 695-2122 for U.S./Canada and (402) 530-9027 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (Non-GAAP EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share-based compensation expense, and acquisition-related depreciation expense. Non-GAAP income from operations includes the aforementioned adjustments and also removes the legal (benefit) expense related to civil judgments, restructuring charges and goodwill impairment charges. Non-GAAP operating margin includes the foregoing adjustments related to non-GAAP income from operations. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes change in fair value of derivative instruments, net of related income tax effects. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s financial results, its financial outlook and expectations, that it is positioning NETSCOUT to win in the market, its increased focus on cybersecurity, its intention to prudently manage costs, its commitment to leveraging its “Visibility without Borders” platform to help customers address the performance, availability, and security challenges of the complex connected world, statements regarding charges and benefits resulting from the VSP, and statements relating to the potential benefit of a market for the Company’s products and regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced networks, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; liquidity concerns at, and failures of, banks and other financial institutions; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2024 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Contacts: Investors Media
Tony Piazza      Chris Lucas
Deputy CFO          AVP, Marketing & Corporate Communications
978-614-4000 978-614-4124
IR@netscout.com Chris.Lucas@netscout.com

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2024	2023
Revenue:
Product	$61,169	$94,661
Service	113,396	116,477
Total revenue	174,565	211,138
Cost of revenue:
Product	12,004	16,662
Service	32,365	33,734
Total cost of revenue	44,369	50,396
Gross profit	130,196	160,742
Operating expenses:
Research and development	42,465	45,520
Sales and marketing	70,330	78,996
General and administrative	25,581	28,214
Amortization of acquired intangible assets	11,614	12,707
Restructuring charges	16,563	—
Goodwill impairment	426,967	—
Total operating expenses	593,520	165,437
Loss from operations	(463,324)	(4,695)
Interest and other income (expense), net	9,628	(639)
Loss before income tax benefit	(453,696)	(5,334)
Income tax benefit	(10,320)	(1,134)
Net loss	$(443,376)	$(4,200)

Basic net loss per share	$(6.20)	$(0.06)
Diluted net loss per share	$(6.20)	$(0.06)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	71,467	71,540
Net loss per share - diluted	71,467	71,540

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30,	March 31,
	2024	2024
Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$406,167	$423,133
Accounts receivable and unbilled costs, net	129,270	192,096
Inventories and deferred costs	14,994	14,095
Prepaid expenses and other current assets	39,619	43,170
Total current assets	590,050	672,494

Fixed assets, net	24,903	26,487
Operating lease right-of-use assets	39,911	42,486
Goodwill and intangible assets, net	1,372,005	1,811,479
Long-term marketable securities	1,003	994
Other assets	57,544	41,362
Total assets	$2,085,416	$2,595,302

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,938	$14,506
Accrued compensation	63,059	51,362
Accrued other	13,163	15,429
Deferred revenue and customer deposits	279,185	301,806
Current portion of operating lease liabilities	11,859	11,979
Total current liabilities	383,204	395,082

Other long-term liabilities	6,897	7,055
Deferred tax liability	4,326	4,374
Accrued long-term retirement benefits	28,124	28,413
Long-term deferred revenue and customer deposits	120,638	130,212
Operating lease liabilities, net of current portion	35,231	38,101
Long-term debt	75,000	100,000
Total liabilities	653,420	703,237

Stockholders' equity:
Common stock	133	131
Additional paid-in capital	3,201,998	3,181,366
Accumulated other comprehensive income	3,404	3,572
Treasury stock, at cost	(1,652,642)	(1,615,483)
(Accumulated deficit) Retained earnings	(120,897)	322,479
Total stockholders' equity	1,431,996	1,892,065
Total liabilities and stockholders' equity	$2,085,416	$2,595,302

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2024	2023	2024

Revenue	$174,565	$211,138	$203,443

Gross Profit (GAAP)	$130,196	$160,742	$153,103
Share-based compensation expense (1)	3,320	2,911	2,305
Amortization of acquired intangible assets (2)	995	1,638	1,637
Acquisition related depreciation expense (3)	2	5	1
Non-GAAP Gross Profit	$134,513	$165,296	$157,046

Loss from Operations (GAAP)	$(463,324)	$(4,695)	$(36,976)
GAAP Operating Margin	(265.4)%	(2.2)%	(18.2)%
Share-based compensation expense (1)	21,198	19,844	16,146
Amortization of acquired intangible assets (2)	12,609	14,345	14,184
Restructuring charges	16,563	—	—
Goodwill impairment	426,967	—	50,154
Acquisition related depreciation expense (3)	12	59	11
Legal expense (benefit) related to civil judgments (4)	—	41	(4,510)
Non-GAAP Income from Operations	$14,025	$29,594	$39,009
Non-GAAP Operating Margin	8.0%	14.0%	19.2%

Net Loss (GAAP)	$(443,376)	$(4,200)	$(32,419)
Share-based compensation expense (1)	21,198	19,844	16,146
Amortization of acquired intangible assets (2)	12,609	14,345	14,184
Restructuring charges	16,563	—	—
Goodwill impairment	426,967	—	50,154
Acquisition related depreciation expense (3)	12	59	11
Legal expense (benefit) related to civil judgments (4)	—	41	(4,510)
Change in fair value of derivative instrument (5)	—	(206)	—
Income tax adjustments (6)	(13,395)	(7,171)	(3,743)
Non-GAAP Net Income	$20,578	$22,712	$39,823

Diluted Net Loss Per Share (GAAP)	$(6.20)	$(0.06)	$(0.46)
Share impact of non-GAAP adjustments identified above	6.48	0.37	1.01
Non-GAAP Diluted Net Income Per Share	$0.28	$0.31	$0.55

Shares used in computing non-GAAP diluted net income per share	72,793	72,995	72,345

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2024	2023	2024

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$431	$372	$303
	Cost of service revenue	2,889	2,539	2,002
	Research and development	5,886	5,386	4,409
	Sales and marketing	7,504	7,284	5,736
	General and administrative	4,488	4,263	3,696
	Total share-based compensation expense	$21,198	$19,844	$16,146
(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$995	$1,638	$1,637
	Operating expenses	11,614	12,707	12,547
	Total amortization expense	$12,609	$14,345	$14,184
(3)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$2	$3	$1
	Cost of service revenue	—	2	—
	Research and development	8	42	8
	Sales and marketing	2	8	2
	General and administrative	—	4	—
	Total acquisition related depreciation expense	$12	$59	$11
(4)	Legal expense (benefit) related to civil judgments included in this amount is as follows:
	General and administrative	$—	$41	$(4,510)
	Total legal judgments expense	$—	$41	$(4,510)
(5)	Change in fair value of derivative instrument included in this amount is as follows:
	Interest and other (income) expense, net	$—	$(206)	$—
	Total change in fair value of derivative instrument	$—	$(206)	$—
(6)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(13,395)	$(7,171)	$(3,743)
	Total income tax adjustments	$(13,395)	$(7,171)	$(3,743)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2024	2023	2024

Loss from operations (GAAP)	$(463,324)	$(4,695)	$(36,976)
Previous adjustments to determine non-GAAP income from operations	477,349	34,289	75,985
Non-GAAP Income from operations	$14,025	$29,594	$39,009
Depreciation excluding acquisition related-depreciation expense	3,784	5,032	3,863
Non-GAAP EBITDA from operations	$17,809	$34,626	$42,872
Non-GAAP EBITDA from operations as a % of revenue	10.2%	16.4%	21.1%

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'24	FY'25
Revenue	$829.5	~ $800 million to ~$830 million

	FY'24	FY'25
GAAP net income (loss)	$(147.7)	(~$380 million) to (~$362 million)
Amortization of intangible assets	$56.9	~$50 million
Share-based compensation expenses	$70.8	~$68 million
Business development & integration expenses*	$0.1	~Less than $1 million
Gain on divestiture of a business	$(3.8)	—
Change in fair value of derivative instrument	$(0.2)	—
Legal (benefit) expense related to civil judgments	$(4.4)	—
Restructuring charges	$—	~$18 million to ~$22 million
Goodwill impairment	$217.3	~$427 million
Total adjustments	$336.7	~$564 million to ~$567 million
Related impact of adjustments on income tax	$(29.8)	(~$34 million)
Non-GAAP net income	$159.1	~$153 million to ~$168 million

GAAP net income (loss) per share (diluted)	$(2.07)	(~$5.28) to (~$5.03)
Non-GAAP net income per share (diluted)	$2.20	~$2.10 to ~$2.30

Average weighted shares outstanding (diluted GAAP)	71.5	~72 million
Average weighted shares outstanding (diluted Non-GAAP)	72.3	~73 million
*Business development & integration expenses include acquisition-related depreciation expense
**Figures in table may not total due to rounding